UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2011

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2011, Xerium Technologies, Inc. (the “Company”) entered into an amendment to the employment agreement with Stephen R. Light, the Company’s Chairman, President and Chief Executive Officer, to promote continuity during a period of succession leading to Mr. Light’s anticipated retirement.

The amendment provides that, on the earlier of the date the Board appoints a new Chief Executive Officer for the Company or December 15, 2012 (the “Transition Date”), Mr. Light will resign from his current positions of Chairman, President, Chief Executive Officer, and director and will continue as an employee of the Company for six (6) months. Until the Transition Date, Mr. Light will continue to receive his current base annual salary of $795,000 and will be entitled to his 2011 management incentive compensation (“MIC”) bonus if such bonus is earned. He will be entitled to a 2012 MIC bonus, on a prorated basis, only if the Transition Date occurs in the fourth quarter of 2012 and the bonus would have been earned based on full year 2012 results.

Under the amendment, upon the Transition Date, the Company will provide Mr. Light the following:

•	A $2,250,000 bonus, payable in a lump sum upon his execution of a release;

•

Grant of an option to purchase 40,000 shares of the Company’s common stock at a price equal to the greater of $16 per share or the then fair market value of such shares, which option will be fully vested at grant and have a term of five (5) years; and

•	Accelerated vesting of 50,000 LTIP performance shares then outstanding and not previously vested.

During the six months of employment following the resignation from his current positions, Mr. Light’s time-vested LTIP shares will continue to vest. In addition, for purposes of determining benefits under his existing Supplemental Executive Retirement Plan (“SERP”), Mr. Light’s tenure will be based upon his employment through the date that is six (6) months after the Transition Date.

When his six (6) month employment period ends, the Company and Mr. Light will enter into a consulting agreement for a six (6) month term pursuant to which Mr. Light will provide specified services as requested by the Company for a consulting fee of $3,000 per day.

The amendment also provides that at the end of the six (6) month employment period, the Company will provide Mr. Light with benefit continuation as provided in his current employment agreement. The amendment further provides for reimbursement of Mr. Light’s legal fees up to $25,000 in connection with the preparation of the Amendment.

On December 9, 2011, Mr. Light and the Company also entered into an amendment to the SERP to provide that in the event of his resignation of his positions of Chairman, Chief Executive Officer, President, and Director, his “Average Compensation” for purposes of the SERP shall be $795,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: December 9, 2011	By:	/s/ Clifford E. Pietrafitta
	Name:	Clifford E. Pietrafitta
	Title:	Executive Vice President and CFO